Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 16 to the Registration Statement on Form S-11 on Form S-3 (File No. 333-207740) of Resource Apartment REIT III, Inc. of (i) our report dated May 25, 2018, with respect to the statement of revenues and certain expenses of Tramore Village for the year ended December 31, 2017 included in the Current Report on Form 8-K/A filed with the SEC on May 25, 2018; (ii) our report dated October 17, 2018, with respect to the statement of revenues and certain expenses of The Park at Kensington for the year ended December 31, 2017 included in the Current Report on Form 8-K/A filed with the SEC on October 17, 2018; (iii) our report dated April 5, 2019, with respect to the statement of revenues and certain expenses of Wimbledon Oaks for the year ended December 31, 2018 included in the Current Report on Form 8-K/A filed with the SEC on April 5, 2019; (iv) our report dated July 24, 2019, with respect to the statement of revenues and certain expenses of the Summit Apartments for the year ended December 31, 2018 included in the Current Report on Form 8-K/A filed with the SEC on July 24, 2019 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Baker Tilly Virchow Krause, LLP

Chicago, Illinois

December 6, 2019